UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2026
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OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2940 West Maple Loop Drive, Suite 203 Lehi, Utah	84048
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2026, the Board of Directors (the “Board”) of the Owlet, Inc. (the “Company”) appointed Kurt Workman as President and Chief Executive Officer effective April 6, 2026 (the “Effective Date”) to succeed Jonathan Harris in these positions. As a result of these changes, Mr. Workman will serve as the president and as the principal executive officer of the Company. Mr. Workman will cease serving as Executive Chairman of the Board but will remain a director of the Board.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Workman and any of the Company’s executive officers or directors or persons nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Workman has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Workman and any other person pursuant to which Mr. Workman was appointed as an officer of the Company. Mr. Workman’s biographical information is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed on September 10, 2025, and such information is incorporated herein by reference.

Jonathan Harris’ Separation Agreement

On April 3, 2026, in connection with Mr. Harris’ separation from the Company, the Company and Mr. Harris entered into a Separation and Release Agreement (the “Separation Agreement”). Under the Separation Agreement, in exchange for a release of claims, Mr. Harris will receive twelve months of continued base salary payments, a prorated 2026 bonus to be paid based on actual performance and accelerated vesting of all of Mr. Harris’ outstanding equity awards.

Compensatory Arrangements with Kurt Workman

On April 3, 2026, in connection with Mr. Workman’s appointment as President and Chief Executive Officer, the Company entered into an Employment Offer Letter Agreement with Mr. Workman (the “Offer Letter”). Under the Offer Letter, Mr. Workman (i) will receive an annual base salary of $500,000 and (ii) is eligible to earn an annual cash performance bonus target equal to 70% of his annual base salary, with the actual bonus amount to be determined by the Compensation Committee based on Company and individual performance.

Mr. Workman will be a Tier 1 participant under the Company’s Executive Change in Control Severance Plan. If his employment is terminated by the Company without Cause or by Mr. Workman for Good Reason (as such terms are defined in that plan), he will be eligible, subject to the timely delivery of a general release of claims, to receive: (i) continued payment of base salary for 12 months following termination; (ii) a prorated bonus for the year of termination based on actual results and days worked; and (iii) immediate vesting of all outstanding unvested equity awards.

Mr. Workman will also be eligible to participate in the Company’s broad-based employee benefit plans.

The foregoing descriptions of the Separation Agreement and the Offer Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement, dated April 3, 2026, between the Company and Jonathan Harris

10.2	Employment Offer Letter Agreement, dated April 3, 2026, between the Company and Kurt Workman

104	Cover Page Interactive Data file (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: April 6, 2026	By:	/s/ Amanda Crawford
	Name:	Amanda Crawford
	Title:	Chief Financial Officer